Exhibit 10.22
FAT BRANDS INC.
CLAWBACK POLICY
Introduction
The Board of Directors (the “Board”) of FAT Brands Inc. (the “Company”) believes that it is in the best interests of the Company and its stockholders to create and maintain a culture that emphasizes integrity and accountability and that reinforces the Company’s pay-for-performance compensation philosophy. The Board has therefore adopted this policy which provides for the recoupment of certain executive compensation in the event of an accounting restatement resulting from material noncompliance with financial reporting requirements under the federal securities laws (the “Policy”). This Policy is designed to comply with Section 10D of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).
Administration
This Policy shall be administered by the Board or, if so designated by the Board, the Compensation Committee of the Board, in which case references herein to the Board shall be deemed references to the Compensation Committee. Any determinations made by the Board shall be final and binding on all affected individuals.
Covered Executives
This Policy applies to the Company’s current and former president, principal financial officer, principal accounting officer (or if there is no such accounting officer, the controller), any vice-president of the Company in charge of a principal business unit, division, or function (such as sales, administration, or finance), any other officer who performs a policy-making function, or any other person who performs similar policy-making functions for the Company, including without limitation the Company’s Chief Executive Officer (or Co-Chief Executive Officers) and Chief Financial Officer (the “Covered Executives”).
Recoupment; Accounting Restatement
In the event the Company is required to prepare an accounting restatement of its financial statements due to the Company’s material noncompliance with any financial reporting requirement under the securities laws, including any required accounting restatement to correct an error in previously issued financial statements that is material to the previously issued financial statements, or that would result in a material misstatement if the error were corrected in the current period or left uncorrected in the current period, the Company will require reasonably prompt reimbursement or forfeiture of any excess Incentive Compensation received by any Covered Executive during the three completed fiscal years immediately preceding the date on which the Company is required to prepare an accounting restatement (and any transition period that results from a change in the Company’s fiscal year within or immediately following those three completed fiscal years). The Company is deemed required to prepare an accounting restatement on the earlier to occur of: the date the Board (or if applicable the Compensation Committee or an authorized officer of the Company) concludes, or reasonably should have concluded, that the Company is required to prepare an accounting restatement, or the date a court, regulator, or other legally authorized body directs the Company to prepare an accounting restatement.

Incentive Compensation
For purposes of this Policy, “Incentive Compensation” means any compensation that is granted, earned, or vested based wholly or in part on the attainment of a Financial Reporting Measure (as defined below).
Incentive Compensation is subject to clawback under this Policy only if the Covered Executive served as a Covered Executive at any time during the performance period applicable to the Incentive Compensation in question. Further, the Policy shall only apply if the Incentive Compensation is received while the Company has a class of securities listed on a national securities exchange or a national securities association and on or after October 2, 2023. Incentive Compensation is deemed received in the Company’s fiscal period during which the Financial Reporting Measure specified in the Incentive Compensation award is attained, even if the payment or grant of the Incentive Compensation occurs after the end of that period.
“Financial Reporting Measures” are measures that are determined and presented in accordance with the accounting principles used in preparing the Company’s financial statements, and any measures that are derived wholly or in part from such measures including without limitation Company stock price and total stockholder return.
Excess Incentive Compensation: Amount Subject to Recovery
The amount to be recovered will be the excess of the amount of Incentive Compensation received by the Covered Executive over the amount of Incentive Compensation that would have been received by the Covered Executive had it been determined based on the restated amounts (with such Incentive Compensation computed in each case without regard to any taxes paid), as determined by the Board.
If the Board cannot determine the amount of excess Incentive Compensation received by the Covered Executive directly from the information in the accounting restatement, then it will make its determination based on a reasonable estimate of the effect of the accounting restatement.
Impracticability
The Company shall not be required under this Policy to recover excess Incentive Compensation if the Board has made a determination that recovery would be impracticable and any of the following conditions are met: (i) after making a reasonable attempt to recover such excess Incentive Compensation, the Board determines that the direct expense paid to a third party to assist in enforcing this Policy would exceed the amount to be recovered (documentation evidencing the reasonable attempt to recover the excess Incentive Compensation must be maintained and provided to the national securities exchange on which the Company’s securities are listed), or (ii) the recovery would likely cause an otherwise tax-qualified retirement plan, under which benefits are broadly available to employees of the Company, to fail to meet the requirements of Internal Revenue Code Section 401(a)(13) or Internal Revenue Code Section 411(a) and the regulations thereunder.
Method of Recoupment
The Board will determine, in its sole discretion, the method for recouping Incentive Compensation hereunder which may include, without limitation:
(a) requiring reimbursement of cash Incentive Compensation previously paid;
(b) seeking recovery of any gain realized on the vesting, exercise, settlement, sale, transfer, or other disposition of any equity-based awards;

(c) offsetting the recouped amount from any compensation otherwise owed by the Company to the Covered Executive;
(d) cancelling outstanding vested or unvested equity awards; and/or
(e) taking any other remedial and recovery action permitted by law, as determined by the Board.
No Indemnification
The Company shall not indemnify any Covered Executives against the loss of any incorrectly awarded Incentive Compensation.
Interpretation
The Board is authorized to interpret and construe this Policy and to make all determinations necessary, appropriate, or advisable for the administration of this Policy. It is intended that this Policy be interpreted in a manner that is consistent with the requirements of Section 10D of the Exchange Act and any applicable rules or standards adopted by the Securities and Exchange Commission or any national securities exchange on which the Company’s securities are listed.
Effective Date
This Policy, as amended and restated, shall be effective as of the date it is adopted by the Board (the “Effective Date”).
Amendment; Termination
The Board may amend this Policy from time to time in its discretion and shall amend this Policy as it deems necessary to reflect final regulations adopted by the Securities and Exchange Commission under Section 10D of the Exchange Act and to comply with any rules or standards adopted by a national securities exchange on which the Company’s securities are listed. The Board may terminate this Policy at any time.
Other Recoupment Rights
The Board intends that this Policy will be applied to the fullest extent of the law. The Board may require that any employment agreement, equity award agreement, or similar agreement entered into on or after the Effective Date shall, as a condition to the grant of any benefit thereunder, require a Covered Executive to agree to abide by the terms of this Policy. Any right of recoupment under this Policy is in addition to, and not in lieu of, any other remedies or rights of recoupment that may be available to the Company pursuant to the terms of any similar policy in any employment agreement, equity award agreement, or similar agreement and any other legal remedies available to the Company.
Successors
This Policy shall be binding and enforceable against all Covered Executives and their respective beneficiaries, heirs, executors, administrators or other legal representatives.

(Adopted Nov 2023)

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